UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
January 25, 2011

INFORMATICA CORPORATION
(Exact name of registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer Identification Number)
100 Cardinal Way
Redwood City, California 94063
(Address of principal executive offices)
(650) 385-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2011 Corporate Bonus Plan
On January 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Informatica Corporation (“Informatica”) approved the allocations, methodologies, and metrics for the payment of bonuses for fiscal 2011, if any, to Informatica’s named executive officers.
Aggregate cash bonus amounts range between 70% and 100% of base salary per individual at the target level of achievement. Each individual’s actual bonus will be determined by a formula based on the achievement of performance objectives related to non-GAAP operating income and license bookings, measured on a semi-annual basis. There is no payout for achievement at less than 80% of the target level. It is possible to exceed the target level of achievement and receive a bonus payment in excess of the amount payable at the target level, up to a maximum of 200% of the target bonus amount. Bonus payments are anticipated to be made semi-annually. The Committee determines the actual bonus payments for all of the named executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 31, 2011	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary